UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2014 (March 4, 2014)

AXIALL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Suite 1200, Atlanta, GA	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02                                           Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2014, Stephen E. Macadam gave notice of his decision not to stand for re-election as a member of the Board of Directors (the “Board”) of Axiall Corporation (the “Company”) at the Company’s 2014 annual meeting of stockholders (the “Annual Meeting”).  Mr. Macadam  has been a director of the Company since 2009.  He will continue to serve the remainder of his term as a director until his term expires at the Annual Meeting, which is scheduled to be held on May 20, 2014.  Mr. Macadam’s decision not to stand for re-election is not a result of any disagreement with the Company.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 4, 2014, the Company’s Board, as part of its periodic review of the Company’s governing documents, unanimously approved the Second Amended and Restated Bylaws of the Company (the “Amended Bylaws”), which amended and restated the Company’s Amended and Restated Bylaws dated September 13, 2010 (the “Prior Bylaws”).  The Amended Bylaws, which became effective immediately upon approval, provide for, among other things, the following amendments to the Prior Bylaws:

•                  The Amended Bylaws clarify the role and authority of the presiding officer over a meeting of the stockholders, including such officer’s authority to determine the rules of procedure and control over decisions with respect to voting and the conduct of the meeting.

•                  The Amended Bylaws clarify the requirements applicable to stockholders that propose business to be brought before an annual meeting or make a director nomination at an annual meeting.

•                  A stockholder submitting a stockholder proposal or director nomination at an annual meeting must also be a stockholder of record at the time of the annual meeting, and the stockholder (or a qualified representative) must appear at the annual meeting.

•                  A stockholder submitting a stockholder proposal is required to provide additional information before such proposal can be brought before the meeting, including, among other things, the proposing stockholder’s derivative positions in the Company and any proxies or other arrangements with respect to such stockholder’s shares of Company stock.

•                  A stockholder nominating a director is required to provide additional information before such nominee could be put up for election at the meeting, including, among other things, the nominating stockholder’s and the nominee’s derivative positions in the Company, information about the proposed nominee set forth in a questionnaire prepared by the Company, any agreement related to the proposed nominee’s voting if elected to the Board and any arrangement with respect to the nominee’s compensation by third parties in connection with the directorship.

•                  A proposing or nominating stockholder is required to update and supplement its proposal or nomination notice with any new information up to and including the date of the meeting.

•                  A director may be removed by the stockholders with or without cause at any special meeting of the stockholders so long as the special meeting notice states such removal is a purpose of the meeting.

•                  A director resignation can be effective at a specified later date or contingent upon the occurrence or non-occurrence of one or more events.

•                  The Board has the power to authorize the Chief Executive Officer to appoint officers other than the Chairman, President, Secretary and Treasurer.

•                  Absent Company consent, Delaware federal and state courts will be the exclusive forum for certain types of actions involving claims related to the management and corporate governance of the Company.

The preceding description is qualified in its entirety by reference to the Amended Bylaws which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01                                           Other Events.

On March 4, 2014, the Company issued a press release announcing that the Board has declared a cash dividend of $0.16 per common share, payable on April 10, 2014 to shareholders of record as of March 28, 2014.  A copy of the press release is furnished as Exhibit 99.1 hereto, and is hereby incorporated herein by reference.

On March 5, 2014, the Company issued a press release announcing the Board’s nominees to stand for election as directors of the Company at the Annual Meeting.  That press release also announced the decision of Mr. Macadam not to stand for re-election as a director.  A copy of the press release is furnished as Exhibit 99.2 hereto, and is hereby incorporated by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit
Number	Description

3.1	Second Amended and Restated Bylaws of Axiall Corporation.

99.1	Press Release, dated March 4, 2014 related to the payment of a cash dividend.

99.2	Press Release, dated March 5, 2014 related to a director’s decision not to stand for re-election.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIALL CORPORATION

	By:	/s/ Timothy Mann, Jr.
	Name:	Timothy Mann, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

Date: March 6, 2014

EXHIIBT INDEX

Exhibit
Number	Description

3.1	Second Amended and Restated Bylaws of Axiall Corporation.

99.1	Press Release, dated March 4, 2014 related to the payment of a cash dividend.

99.2	Press Release, dated March 5, 2014 related to a director’s decision not to stand for re-election.